SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant (X)
Filed by a Party other than the Registrant (			)
Check the appropriate box:
(	)	Preliminary Proxy Statement	( ) Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
(	)	Definitive Proxy Statement
(	)	Definitive Additional Materials

(X)Soliciting Material Under Rule 14a-12

VOYA MUTUAL FUNDS

(Name of Registrant as Specified in Its Charter)

________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

(X)No fee required.

( )	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)Title of each class of securities to which transaction applies:

(2)Aggregate number of securities to which transaction applies:

(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

(4)Proposed maximum aggregate value of transaction:

(5)Total fee paid:

(	)	Fee paid previously with preliminary materials:
(	)	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)Amount Previously Paid:

(2)Form, Schedule or Registration Statement No.:

(3)Filing Party:

(4)Date Filed:

Issues you care about are up for a vote.

Make your voice heard.

Shareholder,

We recently sent you proxy materials concerning an important proposal regarding your investment. A special shareholder meeting is scheduled for October 10, 2024, for Voya Global Diversified Payment Fund and Voya Global Perspectives® Fund. You are receiving this letter because you held shares on the record date, and we have not received your vote.

Your vote is critical to the process. Please vote prior to the special shareholder meeting on October 10, 2024. Voting your shares is the smart thing to do. It’s also fast and easy using the methods outlined below. If you have questions or need assistance, call 1-855-200-8145 and a proxy specialist will help you.

Without a proxy card
	www.proxyvote.com		Call 1-855-200-8145
(Weekdays 9am to 10pm ET)
Have your proxy card handy

	and follow the simple directions		With a proxy card
VOTE	to complete the electronic	VOTE BY
Call the number located on your
ONLINE	voting instruction form.	PHONE	ballot (with a touch-tone phone to
vote using an automated system).

	With a smartphone		Vote processing
	Vote by scanning the Quick		Mark, sign and date the
	Response Code or “QR Code”		enclosed ballot and return
VOTE WITH	on the enclosed proxy	VOTE BY	it in the postage-paid
QR CODE	card/voting instruction form.	MAIL	envelope provided.

Thank you for your investment—and thank you for voting.

Your unique control number can be found on the enclosed ballot in the box marked with an arrow.